UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 1, 2011

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

3450 East Miraloma Avenue	92806-2101
Anaheim, CA	(Zip Code)
(Address of principal executive offices)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2011 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) was held on June 1, 2011. A total of 61,970,783 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing more than 93% of the Company’s shares outstanding as of April 8, 2011, the record date for the Annual Meeting. The following matters were acted upon:
1. Election of Directors (Proposal 1)
At the Annual Meeting, Gary H. Schoenfeld and Thomas M. Murnane were elected as Class I Directors of the Company for a three-year term ending in 2014.
Voting at the Annual Meeting for the election of Directors is set forth below:

	DIRECTOR	VOTES	VOTES	VOTES	BROKER
DIRECTOR NAME	CLASS	FOR	AGAINST	ABSTAINED	NON-VOTES
Gary H. Schoenfeld	I	53,833,403	384,530	179,750	7,573,100
Thomas M. Murnane	I	34,794,918	19,415,323	187,442	7,573,100
2. Appointment of Independent Registered Public Accounting Firm (Proposal 2)
The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012. Voting at the Annual Meeting for Proposal 2 is set forth below:

	VOTES	VOTES	VOTES	BROKER
PROPOSAL 2	FOR	AGAINST	ABSTAINED	NON-VOTES
Total shares voted	61,512,470	434,150	24,163	—
3. Advisory Vote on Executive Compensation (Proposal 3)
The shareholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. Voting at the Annual Meeting for Proposal 3 is set forth below:

	VOTES	VOTES	VOTES	BROKER
PROPOSAL 3	FOR	AGAINST	ABSTAINED	NON-VOTES
Total shares voted	52,849,774	341,662	1,206,247	7,573,100
4. Advisory Vote on Frequency of Advisory Votes on Executive Compensation (Proposal 4)
The shareholders approved, on an advisory (non-binding basis), the holding of an advisory (non-binding) vote on the compensation paid to the Company’s named executive officers every three years. Voting at the Annual Meeting for Proposal 4 is set forth below:

	THREE	TWO	ONE	VOTES
PROPOSAL 4	YEARS	YEARS	YEAR	ABSTAINED
Total shares voted	36,215,216	1,171,868	15,797,506	1,213,093
In accordance with the results of the vote on Proposal 4, the Board of Directors has determined to include an advisory (non-binding) vote on executive compensation of its named executive officers in its proxy materials every three years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 2, 2011

PACIFIC SUNWEAR OF CALIFORNIA, INC.

/s/ CRAIG E. GOSSELIN Craig E. Gosselin
Sr. Vice President, General Counsel and Human Resources, and Secretary